UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 16, 2015

INC RESEARCH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36730	27-3403111
(Commission File Number)	(IRS Employer Identification No.)

3201 Beechleaf Court, Suite 600, Raleigh, North Carolina 27604-1547

(Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code (919) 876-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c), (e)  On January 16, 2015, INC Research Holdings, Inc. (the “Company”) promoted Alistair Macdonald, who already was an executive officer, to President and Chief Operating Officer, and Michael Gibertini to President, Clinical Development, of the Company.

The Company did not amend either Mr. Macdonald’s or Dr. Gibertini’s current employment agreement in connection with their promotions, except that it increased each person’s annual base salary to $450,000.  In addition, Mr. Macdonald and Dr. Gibertini each can earn a bonus of up to 50% of their respective eligible base earnings in 2015 under the Company’s management incentive plan.  Mr. Macdonald’s Executive Service Agreement and biographical information are included in the Company’s Form S-1 filed with the U.S. Securities and Exchange Commission on October 6, 2014 and are incorporated herein by reference.  Dr. Gibertini has an existing Executive Employment Agreement that is substantially similar to the Company’s other executive employment agreements.

Dr. Gibertini, age 57, has over thirty years of experience in the pharmaceutical and CRO industries as well as academic and private/hospital practice settings.  He joined the Company in 2005 as President and General Manager, CNS Clinical Development providing global leadership for the Company’s CNS clinical development programs.  Prior to joining the Company, Dr. Gibertini led teams in antidepressant and antipsychotic drug development for a major CNS pharmaceutical company.  Dr. Gibertini holds a doctorate in philosophy (clinical psychology) from the University of Houston.

There are no related party transactions between Mr. Macdonald or Dr. Gibertini and the Company that require disclosure in this Form 8-K under Regulation S-K Item 404(a).  A copy of the press release regarding the above matters is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

99.1	Press release dated January 19, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INC RESEARCH HOLDINGS, INC.

Date: January 21, 2015	/s/ Christopher L. Gaenzle
	Name:	Christopher L. Gaenzle
	Title:	Chief Administrative Officer & General Counsel

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